     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 1996
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                          ---------------------------
                             ACCUSTAFF INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            FLORIDA                                         59-3116655
(STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)

             6440 ATLANTIC BOULEVARD, JACKSONVILLE, FLORIDA  32211
                                 (904) 725-5574
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                 ACCUSTAFF INCORPORATED 1995 STOCK OPTION PLAN

            ACCUSTAFF INCORPORATED NON-EMPLOYEE DIRECTOR STOCK PLAN
                           (FULL TITLE OF THE PLANS)

                           --------------------------

                                 DEREK E. DEWAN
                             CHAIRMAN OF THE BOARD,
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             ACCUSTAFF INCORPORATED
                            6440 ATLANTIC BOULEVARD
                          JACKSONVILLE, FLORIDA  32211
                                 (904) 725-5574
                              (904) 725-8513 (FAX)
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:
                            JEFFREY A. ALLRED, ESQ.
                            TIMOTHY MANN, JR., ESQ.
                                 ALSTON & BIRD
                              ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                          ATLANTA, GEORGIA  30309-3424
                                 (404) 881-7000
                              (404) 881-7777 (FAX)

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

======================================================================================================
                                              PROPOSED MAXIMUM
    TITLE OF SECURITIES        AMOUNT TO BE    OFFERING PRICE    PROPOSED MAXIMUM       AMOUNT OF
      TO BE REGISTERED        REGISTERED (1)   PER SHARE (2)    AGGREGATE PRICE (2)  REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value    4,500,000           $25.375         $114,187,500           $39,375
======================================================================================================

(1) This Registration Statement covers the registration of 4,300,0000 shares that may be issuable under the Registrant's 1995 Stock Option Plan, 200,000 shares that may be issuable under the Registrant's Non-Employee Director Stock Plan and any additional shares that may hereafter become issuable as a result of the adjustment and antidilution provisions of the 1995 Stock Option Plan and Non-Employee Director Stock Plan.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) and based upon the average of the high and low prices of the Registrant's Common Stock on June 20, 1996, as reported by the National Association of Securities Dealers automated quotation system.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by AccuStaff Incorporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

(b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, and the following Current Reports on Form 8-K: Form 8-K/A dated October 31, 1995; Form 8-K/A dated December 13, 1995; Form 8-K dated January 2, 1996; Form 8-K/A dated January 2, 1996; Form 8-K dated January 3, 1996; Form 8-K dated February 19, 1996; Form 8-K/A dated February 19, 1996; and Form 8-K dated February 20, 1996.

(c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated July 5, 1994, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

The legality of the issuance of the securities being registered hereby has been passed upon by the law firm of Alston & Bird, counsel for the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 10 of the Registrant's Bylaws permits the Company to indemnify a present or former director of the Company for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, no indemnification may be made with respect to any matter as to which the actions of such director shall have been adjudged to constitute
(i) a violation of criminal law unless the individual had reasonable cause to believe his conduct was lawful or had no reason to believe his conduct was unlawful; (ii) a transaction from which the individual derived an improper personal benefit; (iii) a circumstance under which the liability provisions of
Section 607.0834 of the Florida Business Corporations Act (the "Florida Act"), which relates to unlawful distribution of company assets, as presently or hereinafter enacted, are applicable; or (iv) willful misconduct or conscious disregard of the best interests of the corporation in certain proceedings. Moreover, in the case of actions brought by or in the right of the corporation, indemnification may be made if the person acted in good faith, and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of the corporation; provided, however, that no indemnification may be made for any claim, issue or matter as to which such person shall have been adjudged to be liable, unless, and only to the extent that, the court in which the judgment was made or another court of competent jurisdiction determines that such person is entitled to indemnification.

     The Company has also entered into agreements with each of its current directors and executive officers pursuant to which it is obligated to indemnify those persons to the fullest extent authorized by law and to advance payments to cover defense costs against an unsecured obligation to repay such advances if it is ultimately determined that the recipient of the advance is not entitled to indemnification. The indemnification agreements provide that no indemnification or advancement of expenses shall be made (a) if a final adjudication establishes that the indemnification actions or omissions were material to the cause of certain adjudicated and constitute (i) a violation of criminal law (unless the indemnitee had reasonable cause to believe that his actions were lawful), (ii) a transaction from which the indemnitee derived an improper personal benefit, (iii) an unlawful distribution or dividend under the Florida Act, or (iv) willful misconduct or a conscious disregard for the joint interests of the Company in a derivative or shareholder action, (b) for liability under Section 16(b) of the Exchange Act, or (c) if a final decision by a court having jurisdiction in the matter determines that indemnification is not lawful.

     The Registrant has purchased a standard policy of directors' and officers' liability insurance covering directors and officers of the corporation with respect to liabilities incurred as a result of their service in such capacities and has purchased a rider to that policy covering liabilities under federal and state securities laws.



ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED


Not applicable.


ITEM 8.   EXHIBITS

4.1 Articles of Incorporation, as amended (incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December
          31, 1995 (File No. 0-24484)).

4.2       Bylaws.(1)

4.3       AccuStaff Incorporated 1995 Stock Option Plan.(1)

4.4       First Amendment to AccuStaff Incorporated 1995 Stock Option Plan.

4.5       AccuStaff Incorporated Non-Employee Director Stock Plan.(1)

4.6       First Amendment to AccuStaff Incorporated Non-Employee Director Stock Plan.

4.7       Second Amendment of AccuStaff Incorporated Non-Employee Director Stock Plan.

4.8       Form of Stock Option Agreement under AccuStaff Incorporated 1995 Stock Option Plan.(1)

4.9       Form of Non-Employee Director Stock Option Award Agreement.(1)

5.1       Opinion of Alston & Bird, counsel to the Registrant, as to legality of securities being registered.

23.1      Consent of Coopers & Lybrand L.L.P.

23.2      Consent of Alston & Bird (including as part of Exhibit 5.1).

24.1      Power of Attorney (contained on signature page of this filing).

- ------------

(1) Incorporated by reference to the Company's Registration Statement on Form S-1 (No. 33-79806).

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement :

           (i) Not applicable.

           (ii) Not applicable.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereto.

(c) Not applicable.

(d) Not applicable.

(e) Not applicable.

(f) Not applicable.

(g) Not applicable.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on June 21, 1996.


                                ACCUSTAFF INCORPORATED



                                By:  /s/ Derek E. Dewan
                                   ----------------------------------------
                                     Derek E. Dewan,
                                     Chairman of the Board, President and Chief
                                     Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek E. Dewan and Michael D. Abney, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his name or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




   /s/ Derek E. Dewan          Chairman of the Board,          June 21, 1996
- -----------------------------  President, Chief Executive
   Derek E. Dewan              Officer and Director



   /s/ Stephen A. Hoffmann     Vice Chairman of the Board and  June 21, 1996
- -----------------------------  Director
   Stephen A. Hoffmann


   /s/ Michael D. Abney        Chief Financial Officer         June 21, 1996
- -----------------------------
   Michael D. Abney


   /s/ Sean D. Mann            Vice President and Controller   June 21, 1996
- -----------------------------  (chief accounting officer)
   Sean D. Mann


   /s/ Delores P. Kesler       Director                        June 21, 1996
- -----------------------------
   Delores P. Kesler




   /s/ David G. Richardson     Director                        June 21, 1996
- -----------------------------
   David G. Richardson


                               Director
- -----------------------------
   William H. Thumel, Jr.


   /s/ T. Wayne Davis          Director                        June 21, 1996
- -----------------------------
     T. Wayne Davis


                                 EXHIBIT INDEX



EXHIBIT
NUMBER           DESCRIPTION OF EXHIBIT                                                                      PAGE
- ------           ----------------------------------------------------------------------------------------    ----
4.1              Articles of Incorporation, as amended (incorporated by reference to the Company's Annual
                 Report on Form 10-K for the fiscal year ended December 31, 1995 (File No. 0-24484)).

4.2              Bylaws.(1)

4.3              AccuStaff Incorporated 1995 Stock Option Plan.(1)

4.4              First Amendment to AccuStaff Incorporated 1995 Stock Option Plan.

4.5              AccuStaff Incorporated Non-Employee Director Stock Plan.(1)

4.6              First Amendment to AccuStaff Incorporated Non-Employee Director Stock Plan.

4.7              Second Amendment to AccuStaff Incorporated Non-Employee Director Stock Plan.

4.8              Form of Stock Option Agreement under AccuStaff Incorporated 1995 Stock Option Plan.(1)

4.9              Form of Non-Employee Director Stock Option Award Agreement.(1)

5.1              Opinion of Alston & Bird, counsel to the Registrant, as to legality of securities being registered.

23.1             Consent of Coopers & Lybrand L.L.P.

23.2             Consent of Alston & Bird (including as part of Exhibit 5.1).

24.1             Power of Attorney (contained on signature page of this filing).

- ---------------

(1) Incorporated by reference to the Company's Registration Statement on Form S-1 (No. 33-79806).